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                                                                   EXHIBIT 10.88

                            DISTRIBUTION AGREEMENT


     THIS DISTRIBUTION AGREEMENT ("Agreement"), is made and entered into as of October 1, 1999 ("Effective Date") by and between HOLLYWOOD PARTNERS.COM, INC., a Delaware corporation ("Company"), and VITAFORT INTERNATIONAL CORPORATION, a Delaware corporation ("Distributor").

                                    RECITAL

     WHEREAS, Company desires to engage Distributor to perform certain sales, marketing, promotion and distribution services for it, and Distributor desires, subject to the terms and conditions of this Agreement, to perform these services for the Company, the parties hereto agree as follows:

1.   ENGAGEMENT.
     ----------

     Company hereby grants the Distributor the exclusive worldwide rights to promote, distribute and market the products on Exhibit A to all classes of trade. The Distributor hereby accepts the appointment and agrees to use its best efforts to promote, distribute and sell the Company's products in a manner so as to promote and enhance the reputation and goodwill of the Company and its products.

2.   TERM.
     ----

     The term of this Agreement shall be October 1, 1999 through October 1, 2003 unless terminated or extended in accordance with provisions of this Agreement.

3.   COMPANY COMPENSATION.
     --------------------

     In consideration for the distribution rights of the Company's products, the Distributor will pay the Company a ten percent (10%) royalty fee against net sales.

4.   PAYMENT OF COMPENSATION.
     -----------------------

     Distributor shall pay amounts due to Company within thirty (30) days after the end of the calendar quarter, together with an accounting showing the calculation of the amount due to Company by product and by customer. The accounting shall be certified by the principal accounting officer of Distributor.

5.   RIGHT TO AUDIT.
     --------------

     Company shall have the right to audit the amount due from Distributor to Company on a once per year basis. Distributor agrees to cooperate with any audit request from Company, and make

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available personnel and records on a timely basis. If the audit results in amounts due to the Company in excess of $10,000, Distributor shall pay the reasonable costs of the audit to Distributor.

6.   COMPANY OBLIGATION.
     ------------------

     It is the responsibility of the Company to pay all product license fees to the appropriate entities according to the respective licensing agreements. The company is also responsible for all costs associated with the development of the finished product ("Exhibit B-Product Development"). Company represents that it has all rights necessary for Distributor to market the products, and that the products do not infringe on the rights of others.

7.   DISTRIBUTOR OBLIGATIONS.
     ------------------------

     The Distributor agrees to use its best efforts, including but not limited to, the use of advertising, direct mail, or similar activities, to promote and sell the Company's products. The Distributor also agrees to maintain a work force and staff sufficient to perform the duties necessary to distribute, market and promote the Company's products on an on-going basis.

8.   NON-COMPETITION.
     ---------------

     The Distributor shall not engage in the manufacture, promotion, sale, distribution or servicing, either directly or indirectly, of any product similar or competitive with the products during the term of this Agreement.

9.   CONFIDENTIALITY
     ---------------

     Distributor recognizes that during the course of Distributor's activities on behalf of the Company, they will accumulate certain proprietary and confidential information and trade secrets used in the Company's business and will have divulged to them certain confidential and proprietary information and trade secrets about the business, operations and prospects of the Company, which constitute valuable business assets of the Company. Distributor hereby acknowledges and agrees that such information, except for information which is in the public domain prior to Distributor's receipt thereof, or which subsequently becomes part of the public domain other than by Distributor's breach of a confidentiality obligation, or which Distributor can clearly demonstrate was in his possession prior to receipt thereof from the Company and was developed by Distributor or received by Distributor from a third-party without breach of such third-parties confidentiality obligations with respect thereto ("Proprietary Information") is confidential and proprietary and constitutes trade secret information and the Proprietary Information belongs to the Company

10.  TERMINATION
     -----------

     This Agreement may be terminated on the occurrence of any one of the following events:

     10.1  The expiration of the Term hereof;

     10.2 By the Company "with cause," effective upon delivery of written notice to

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Distributor given at any time (without any necessity for prior notice) if any of the following shall occur:

          (a) A material breach of this Agreement by Distributor, which breach has not been cured within thirty (30) days after a written demand for such performance is delivered to Distributor by the Company that specifically identifies the manner in which the Company believes that Distributor has breached this Agreement;

          (b) Any material act or event, which inhibit Distributor from fully performing their responsibilities to the Company in good faith, such as bankruptcy.

          (c) Failure to meet sales quotas by Distributor for any product will give Company the right to terminate Distributor's rights to distribute that product provided that Company notifies Distributor through ninety (90) days advance written notice.

11.  SALES QUOTAS
     ------------

     The Distributor and the Company will work in good faith to establish sales quota's for the Company for all new products developed by the Company including, but not limited to the Gravity Bar.

     The distributor and the Company will work together in good faith to establish reasonable and customary sales quotas for all products on Exhibit A.

12.  GENERAL PROVISIONS.
     ------------------

     12.1  Governing Law and Jurisdiction.  This Agreement shall be governed by
           ------------------------------
and interpreted in accordance with the laws of the State of California. Each of the Parties hereto consents to such jurisdiction for the enforcement of this Agreement and matters pertaining to the transaction and activities contemplated hereby.

     12.2  Attorneys' Fees.  In the event a dispute arises with respect to this
           ---------------
Agreement, the party prevailing in such dispute shall be entitled to recover all expenses, including, without limitation, reasonable attorneys' fees and expenses incurred in ascertaining such party's rights, in preparing to enforce or in enforcing such party's rights under this Agreement, whether or not it was necessary for such party to institute suit.

     12.3  Complete Agreement.  This Agreement supersedes any and all of the
           ------------------
other agreements, either oral or in writing, between the Parties with respect to the subject matter hereof and contains all of the covenants and agreements between the Parties with respect to such subject matter in any manner whatsoever. Each Party to this Agreement acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any Party, or anyone herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding. This Agreement may be changed or amended only by an amendment in writing signed by all of the Parties or their respective successors-in-interest.

     12.4  Binding.  This Agreement shall be binding upon and inure to the
           -------
benefit of the successors-in-interest, assigns and personal representatives of the respective Parties.

     12.5  Notices.  All notices and other communications provided for or
           -------
permitted hereunder

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shall be made by hand delivery, first class mail, telex or telecopied, addressed as follows:

Party:        Company:             Hollywood Partners.com, Inc.
-----                              1800 Avenue of the Stars, Suite 480
                                   Los Angeles, CA  90067
                                   Attention: Lee M. Lambert, President

              Distributor:         Vitafort International Corporation
                                   1800 Avenue of the Stars
                                   Suite 480
                                   Los Angles, CA 90067
                                   Attention: John Coppolino, President

     All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five (5) business days after deposit in any United States Post Office in the continental United States, postage prepaid, if mailed; when answered back, if telexed; and when receipt is acknowledged or confirmed, if telecopied.

     12.6  Unenforceable Terms.  Any provision hereof prohibited by law or
           -------------------
unenforceable under the law of any jurisdiction in which such provision is applicable shall as to such jurisdiction only be ineffective without affecting any other provision of this Agreement. To the full extent, however, that such applicable law may be waived to the end that this Agreement be deemed to be a valid and binding agreement enforceable in accordance with its terms, the Parties hereto hereby waive such applicable law knowingly and understanding the effect of such waiver.

     12.7  Execution in Counterparts.  This Agreement may be executed in several
           -------------------------
counterparts and when so executed shall constitute one agreement binding on all the Parties, notwithstanding that all the Parties are not signatory to the original and same counterpart.

     12.8  Further Assurance.  From time to time each Party will execute and
           -----------------
deliver such further instruments and will take such other action as any other Party may reasonably request in order to discharge and perform their obligations and agreements hereunder and to give effect to the intentions expressed in this Agreement.

     12.9  Incorporation by Reference.  All exhibits referred to in this
           --------------------------
Agreement are incorporated herein in their entirety by such reference.

     12.10 Miscellaneous Provisions.  The various headings and numbers herein
           ------------------------
and the grouping of provisions of this Agreement into separate articles and paragraphs are for the purpose of convenience only and shall not be considered a party hereof. The language in all parts of this Agreement shall in all cases be construed in accordance with its fair meaning as if prepared by all Parties to the Agreement and not strictly for or against any of the Parties.

13.  INDEMNIFICATION.
     ---------------

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     Both Parties shall indemnify, defend and hold the other Party harmless against any and all claims, loss, cost, liability, or expense (including, without limitation, reasonable attorneys' fees and costs) incurred, sustained and/or paid by either Party arising out of (i) any breach by either Party of any of its representations, warranties or covenants made under or in connection with this Agreement, or (ii) the gross negligence or willful misconduct of either Party in its performance under this Agreement.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.


"COMPANY"                           "DISTRIBUTOR"

Hollywood Partners.com, Inc.        Vitafort International Corporation


By:      /s/  Lee M. Lambert               /s/  John Coppolino
      --------------------------     -----------------------------
      Lee M. Lambert                       John Coppolino
      President                            President

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                                   EXHIBIT A

                                 PRODUCT LIST



                         The Wizard of Oz Marshmallows
                         The Wizard of Oz Collectors Tins
                         Gravity Games Energy Bars

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                                   EXHIBIT B

                              PRODUCT DEVELOPMENT



               Including, but not limited to:

               Research and development
               Product sourcing
               Raw material sourcing
               Packaging sourcing
               Artwork development
               Packaging development

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